================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                   FORM 8-K/A

                                   ----------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT of 1934

                                  May 14, 2002
                                 Date of Report

                                  T REIT, INC.
             (Exact name of registrant as specified in its charter)

            Virginia                    333-77229               52-2140299
  ----------------------------    ---------------------    -------------------
  (State or other jurisdiction    (Commission File No.)     (I.R.S. Employer
        of incorporation)                                  Identification No.)

                              1551 N. Tustin Avenue
                                    Suite 650
                           Santa Ana, California 92705
                    (Address of principal executive offices)

                                 (877) 888-7348
              (Registrant's telephone number, including area code)

                                       N/A
          (former name or former address, if changed since last report)

================================================================================

We filed a Form 8-K dated May 1, 2002 with regard to the acquisition of the Titan Building in San Antonio, Texas without the required financial information. Accordingly, we are filing this Form 8-K/A to include that financial information.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On April 17, 2002, T REIT, L.P., the wholly-owned operating partnership of T REIT, Inc. (the "Company") acquired a 48.5% tenant in common interest in the Titan Building and Titan Plaza which are located in San Antonio, Texas (collectively the "Property"), through its wholly-owned subsidiary T REIT-Titan Plaza, L.P. The Titan Building is a 103,763 square foot, six-story Class B suburban office building. Titan Plaza is an adjacent 27,765 square foot single-story Class B suburban office building. The remaining undivided tenant in common interest in the building was purchased by NNN Titan Building & Plaza, LLC, an affiliate of the Company. Triple Net Properties, LLC, the advisor to the Company (the "Advisor") is the managing member of NNN Titan Building & Plaza, LLC. The seller was not an affiliate of the Company or the Advisor. The total purchase price of the building was $9,167,000. The Company also purchased an adjacent 2 acre parcel of land for a purchase price of $75,000 in cash. The land is 100% owned by the Company.

The purchase was financed by La Salle National Bank, N.A. which provided a $6,000,000 first mortgage bridge loan at a spread of 3.25% over the London Inter Bank Offered Rate ("LIBOR") with a fixed amount applied to amortization of principal, based on a 30-year amortization schedule, due in two years. The buyers locked the initial rate for 30 days at a spread of 3.25% over 30-day LIBOR. After the initial rate lock period, the buyers may elect to lock the rate for periods ranging from one to six months at a spread of 3.25% over the applicable LIBOR. The Company's proportionate share of the purchase price was approximately $4,446,000, including $1,536,000 in cash and $2,910,000 in debt; however the Company and NNN Titan Building & Plaza, LLC are jointly and severally liable for the entire amount of the loan.

The Company paid a proportionate share of costs and expenses for selecting, evaluating and acquiring the Property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses totaling approximately $94,000. The seller of the Property paid a real estate commission of $250,000 to Triple Net Properties Realty, Inc., an affiliate of the Advisor.

The Property was built in 1983 and has been well-maintained since completion. As of March 31, 2002, the Property was anchored by a number of high-quality tenants including St. Paul Fire and Marine Insurance Company, the fourth largest property-liability insurer in the U.S., and Titan Indemnity Company, a subsidiary of Prudential Insurance Company. Other large tenants include Pixel Magic Imaging Company, Inc., a digital imaging software company, Inventiva, Inc., an independent multi-cultural advertising and marketing company and Radio Unica San Antonio, Inc., owner of the only nationwide Spanish language radio network. A total of 121,042 square feet or 92% of the total rentable area of 131,532 was leased to 18 tenants as of March 31, 2002. However, leases representing approximately 81% of the rentable square feet of the building will expire by 2007. The Property offers 531 parking spaces with 131 of these covered and 13 designated as handicapped spaces, representing a parking ratio of 4.03 spaces per 1,000 square feet.

The Company does not anticipate making any significant repairs or improvements to the Property over the next few years. An environmental assessment completed in 1997 found no hazardous conditions on the Property. The Company's consolidated financial statements will not reflect any depreciation expense relating to the Property. For federal income tax purposes, the Property's depreciable basis is approximately $3,780,000. The Company depreciates buildings and improvements on estimated useful lives of 39 and 15 years, respectively. The real estate tax rate for the year ending December 31, 2001 was approximately 3.1% and real estate taxes on the property were approximately $230,000.

The Advisor retained Triple Net Properties Realty, Inc. to manage the Property for a property management fee equal to 5% of the gross income of the Property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

The Property is located at the southeast corner of Loop 410 and Perrin Beitel Road in northeast San Antonio. The Property is near the intersection of Loop 410, part of the City's inner loop system and a major east-west traffic artery in the north quadrant of the City, and Interstate 35, which links the Mexican Border to the central United States and Canada. San Antonio International Airport is less than five miles away. The San Antonio Metropolitan Statistical Area ("MSA") includes Bexar, Comal, Guadalupe, and Wilson Counties, covering 3,338 square miles in South Central Texas. Located approximately 200 miles west of Houston and 275 miles southwest of Dallas, San Antonio is the county seat of Bexar County, which is home to approximately 88% of the MSA's 1.5 million residents. San Antonio has experienced an average population growth of approximately 2% per year over the past 20 years and is now the eight largest city in the United States. Total employment is expected to increase at a rate of 1.9% per year through 2005, well above the U.S. average.

After reasonable inquiry, we are not aware of any material factors relating to the Property, other than those discussed above, that would cause the reported financial information in this filing not to be necessarily indicative of future operating results.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b) Financial Statements.

     The following financial statements are included in this report:

                        Index to the Financial Statements

The Titan Building and Plaza:

Independent Auditors' Report.................................................  4

Historical Statement of Revenues and Direct Operating Expenses
   For the Year ended December 31, 2001......................................  5

Notes to Historical Statement of Revenues
   And Direct Operating Expenses
   For the Year Ended December 31, 2001......................................  6

T REIT, Inc.:

Unaudited Pro Forma Condensed Combined Consolidated Balance
   Sheet as of December 31, 2001.............................................  9

Unaudited Pro Forma Condensed Combined Consolidated Statement
   of Operations For the Year Ended December 31, 2001........................ 10

Notes to Unaudited Pro Forma Condensed Combined Consolidated
   December 31, 2001 Financial Statements.................................... 11

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                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of T REIT, Inc.:

We have audited the accompanying historical statement of revenues and direct operating expenses (the "historical statement") of the Titan Building and Plaza (collectively the "Property") for the year ended December 31, 2001. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the December 31, 2001 historical statement presents fairly, in all material respects, the revenues and direct operating expenses, on the basis described in Note 1, of the Property for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.


/s/ Squar, Milner, Reehl & Williamson, LLP

April 19, 2002
Newport Beach, California

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                          THE TITAN BUILDING AND PLAZA
                        HISTORICAL STATEMENT OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 2001

REVENUES
   Rental income                                     $1,611,362
   Tenant reimbursements                                105,419
                                                     ----------
                                                      1,716,781

DIRECT OPERATING EXPENSES
   Rental expenses                                      398,444
   Property taxes and assessments                       233,283
   General and administrative                            24,512
   Insurance                                             17,310
                                                     ----------
                                                        673,549

EXCESS OF REVENUES OVER DIRECT
   OPERATING EXPENSES                                $1,043,232
                                                     ==========

The accompanying notes are an integral part of this historical statement of revenues and direct operating expenses.

                          THE TITAN BUILDING AND PLAZA
                  NOTES TO THE HISTORICAL STATEMENT OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 2001

NOTE 1 - Basis of Presentation

The historical statement of revenues and direct operating expenses (the "historical statement") reflects the operations of the Titan Building and Plaza (collectively the "Property"). On April 17, 2002, T REIT-Titan Plaza, L.P., a wholly owned subsidiary of T REIT, Inc. (the "Company"), and NNN Titan Building & Plaza, LLC, an affiliated entity, acquired 48.5% and 51.5% undivided tenant in common interests in the Property, respectively, from an unaffiliated third party. The Property is located in San Antonio, Texas.

The accompanying historical statement reflects revenues and direct operating expenses of the entire Property. Because the Company does not control the Property, it will account for its 48.5% tenant in common interest as an investment in unconsolidated real estate using the equity method of accounting in the Company's consolidated financial statements.

The accompanying historical statement of revenues and direct operating expenses relates to the operations of the Property and has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Revenues and direct operating expenses are presented on the accrual basis of accounting. Rental income is recognized on a straight-line basis over the related lease term.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, management fees, depreciation and amortization of the Property. Consequently, the excess of revenues over direct operating expenses as presented is not intended to be either a complete presentation of the Property's historical revenues and expenses or comparable to the proposed future operations of the Property.

The Property consists of a six story, 103,763 rentable square feet suburban office building that has eighteen leasable units and a single story, 27,765 square feet single tenant office building.

                                 THE TITAN PLAZA
                  NOTES TO THE HISTORICAL STATEMENT OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                      For the Year Ended December 31, 2001

NOTE 2 - Risks and Uncertainties

The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the Property's management could materially differ from historical results.

As of December 31, 2001, Titan Indemnity Company occupied 34% of the Property's total square footage and its annual rental income of approximately $550,000 represented approximately 34% of the Property's annual rental income. St. Paul Fire & Marine Insurance Company occupied approximately 26% of the Property's total square footage and its annual rental income of approximately $500,000 represented approximately 31% of the Property's annual rental income. If either of these tenants were to default on its lease, future revenues of the Property would be severely impacted.

NOTE 3 - Future Minimum Rental Income

The property is leased to tenants under operating leases with terms ranging from 3 to 10 years that are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. Leases also provide for additional rents based on certain operating expenses.

The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

Year         Rent
----------   ----------
2002         $1,726,000
2003         $1,659,000
2004         $1,192,000
2005         $  515,000
2006         $  308,000
Thereafter   $  521,000

                                  T REIT, Inc.
    Unaudited Pro Forma Condensed Combined Consolidated Financial Statements
                                December 31, 2001

Introduction
------------

On April 17, 2002, T REIT-Titan Plaza, L.P., a wholly owned subsidiary of T REIT, Inc. (the "Company"), and NNN Titan Building and Plaza, LLC, an affiliated entity, acquired 48.5% and 51.5% undivided tenant in common interests, respectively, in the Titan Building and Plaza (the "Property") from an unaffiliated third party. The Company's cash investment in the Property approximated $1,630,000. All of the related mortgage debt will be reflected in the accounting records of the Property, not the Company. In addition the Company purchased an adjoining 2 acre parcel of land for a purchase price of $75,000 in cash. The land is 100% owned by the Company.

The following unaudited pro forma condensed combined consolidated financial statements (hereinafter collectively referred to as "the pro forma financial statements") are presented for illustrative purposes only, and are not necessarily indicative of the results of operations of future periods or the results that would have been realized had the Property been acquired by the Company as of the dates set forth below. The pro forma financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with the historical financial statements of the Company and the Property, including the notes thereto, incorporated herein by reference or included elsewhere herein. The Company's historical consolidated financial statements incorporated herein by reference are (a) the audited balance sheet as of December 31, 2001, and (b) the audited statement of operations for the year ended December 31, 2001, both included in the related Form 10K filed with the Securities and Exchange Commission on April 1, 2002.

The accompanying unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2001 gives effect to the acquisition of the Property as if the purchase occurred on December 31, 2001.

The accompanying unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2001 gives effect to the acquisition of the Property as if the purchase occurred on January 1, 2001.

The accompanying pro forma financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisition reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

                                  T REIT, INC.
        Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
                               December 31, 2001

                                               HISTORICAL     PRO FORMA           PRO FORMA
                                              T REIT, INC.   ADJUSTMENTS           COMBINED
                                              ------------   -----------         -----------
Assets
Real estate operating properties
   Land                                       $ 8,926,043    $    75,000 (A)     $ 9,001,043
   Buildings                                   26,951,837             --          26,951,837
   Investment in unconsolidated real estate     1,878,037      1,629,995 (B)       3,508,032
                                              -----------    -----------         -----------
                                               37,755,917      1,704,995          39,460,912
   Less accumulated depreciation
      and amortization                           (594,381)            --            (594,381)
                                              -----------    -----------         -----------
                                               37,161,536      1,704,995          38,866,531

Cash and equivalents                            3,647,159     (1,704,995)(A)(B)    1,942,164
Real estate deposits                              631,500             --             631,500
Accounts receivable                               293,163             --             293,163
Accounts receivable from related parties          627,000             --             627,000
Other Assets, net                                 698,420             --             698,420
Note receivable                                   595,000             --             595,000
Note receivable from related party              1,787,579             --           1,787,579
                                              -----------    -----------         -----------
                                              $45,441,357    $        --         $45,441,357
                                              ===========    ===========         ===========

Liabilities and Shareholders' Equity
Accounts payable and accrued liabilities      $   748,317             --         $   748,317
Security deposits and prepaid rent                190,156             --             190,156
Notes payable                                  24,737,461             --          24,737,461
                                              -----------    -----------         -----------
                                               25,675,934             --          25,675,934
Shareholders' Equity
Common Stock, $0.01 par value; 10,000,000
   shares authorized; 2,470,487 shares issued
   and outstanding at December 31, 2001            24,705             --              24,705
Additional paid-in capital                     20,305,132             --          20,305,132
Accumulated deficit                              (564,414)            --            (564,414)
                                              -----------    -----------         -----------
                                               19,765,423             --          19,765,423
                                              -----------    -----------         -----------
                                              $45,441,357    $        --         $45,441,357
                                              ===========    ===========         ===========

The accompanying notes are an integral part of these proforma financial statements.

                                  T REIT, INC.
  Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
                      For the Year Ended December 31, 2001

                                        HISTORICAL     PRO FORMA      PRO FORMA
                                       T REIT, INC.   ADJUSTMENTS     COMBINED
                                       ------------   -----------    ----------
Revenues
Rental Income                          $3,934,690      $     --      $3,934,690
Interest Income                           208,092       (27,000)(C)     181,092
                                       ----------      --------      ----------
                                        4,142,782       (27,000)      4,115,782
Expenses
Rental Expenses                         1,125,047            --       1,125,047
General and Administrative                636,543            --         636,543
Depreciation and Amortization             611,765            --         611,765
Interest                                2,117,069            --       2,117,069
                                       ----------      --------      ----------
                                        4,490,424                     4,490,424

Loss on Sale of Real Estate
Operating Properties                      177,948            --         177,948

Equity in earnings of unconsolidated
real estate                                61,958       204,969 (D)     266,927
                                       ----------      --------      ----------
Net (loss) income                      $ (463,632)     $177,969      $ (285,663)
                                       ==========      ========      ==========

The accompanying notes are an integral part of these proforma financial statements.

                                  T REIT, INC.
     Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
                                   Statements
                                December 31, 2001

                              Basis of Presentation

The unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2001 gives effect to the acquisition of the Property as if the purchase had occurred on December 31, 2001. The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2001, gives effect to the acquisition of the Property as if the purchase had occurred on January 1, 2001.

The unaudited pro forma condensed combined consolidated financial statements have been adjusted as discussed in the notes below:

     (A)  The Company acquired an adjacent parcel of land for $75,000.
     (B) The Company acquired a 48.5% tenant-in-common interest in the Property for cash in the amount of $1,535,995. Because the Company does not control the Property, it accounts for its 48.5% tenant-in-common interest as an investment in unconsolidated real estate using the equity method of accounting in the Company's consolidated financial statements.
     (C) The Company paid an additional $94,000 in related acquisition expenses. The adjustment reflects the decrease in interest income resulting from the use of approximately $1,705,000 of cash.
     (D) The adjustment reflects the Company's equity in earnings of the Property which is accounted for as an investment in unconsolidated real estate using the equity method of accounting. This adjustment reflects the Company's equity in the Property's earnings adjusted for the following:

                                  T REIT, Inc.
      Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
                                   Statements
                                December 31, 2001

                                  The Property
              Unaudited Pro Forma Condensed Statement of Operations
                      For the Year Ended December 31, 2001

                                       Titan Building   Titan Building
                                         Historical       Historical      Pro Forma      Equity in
                                          at 100%          at 48.5%      Adjustments     Earnings
                                       --------------   --------------   -----------     ---------
Revenues
Rental Income                            $1,611,362        $781,511       $      --       $781,511
Expenses Reimbursement                      105,419          51,128          20,000 (1)     71,128
Interest Income                                  --              --              --             --
                                         ----------        --------       ---------       --------
                                          1,716,781         832,639          20,000        852,639
Expenses
Rental Expenses                             398,444         193,245              --        193,245
Property taxes and assessments              233,283         113,142          20,000 (1)    133,142
General and Administrative                   24,512          11,888              --         11,888
Insurance                                    17,310           8,395              --          8,395
Interest                                         --              --         166,000 (2)    166,000
Management Fees                                  --              --          39,000 (3)     39,000
Depreciation                                     --              --          96,000 (4)     96,000
                                         ----------        --------       ---------       --------
                                            673,549         326,670         321,000        647,670

                                         ----------        --------       ---------       --------
Net (loss) income                        $1,043,232        $505,969       $(301,000)      $204,969
                                         ==========        ========       =========       ========

The adjustments of the Property's unaudited pro forma condensed statement of operations described below relate only to the "Titan Building Historical at 48.5%" column above. Accordingly, the base amount used to quantify such adjustments approximates 48% of the total.

     (1) Reflects the estimated increase in property taxes and related tenant reimbursements for such taxes resulting from a reassessment of property value on the acquisition date.
     (2) Reflects the interest expense at 3.25% above the London Interbank Offered Rate, or 5.7%, on $2,910,000 of debt incurred to purchase the Property.
     (3) Reflects the management fees to be paid to an affiliate of the Company at a rate of 5% of rental income.

                                  T REIT, Inc.
     Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
                                   Statements
                                December 31, 2001

     (4) Depreciation on the building on a straight line basis over the estimated useful life of 39 years based on preliminary purchase price allocation.

(c)  Exhibits.

     10.1 Purchase and Sale Agreement dated November __, 2001, by and between Triple Net Properties, L.L.C. and United States Fidelity and Guaranty Company.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               T REIT, INC.


Date: May 14, 2002                        By:  /s/ Anthony W. Thompson
                                               ---------------------------------
                                                   Anthony W. Thompson
                                                   President and Chief Executive